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Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS
306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
(817) 336-2461

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

        The undersigned hereby consents to the references to our firm in the form and context in which they appear or are incorporated by reference in this Registration Statement on Form S-3 of Eagle Rock Energy Partners, L.P. ("Registration Statement") and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information with respect to the oil and gas reserves of Eagle Rock Energy Partners, L.P.'s oil and gas reserves as of December 31, 2013 as included in the Annual Report on Form 10-K of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2013.

        We further consent to the reference to our firm under the heading "Experts."

/s/ Cawley, Gillespie & Associates, Inc.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
 Fort Worth, Texas
September 18, 2014

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  Exhibit 23.2
CAWLEY, GILLESPIE & ASSOCIATES, INC. PETROLEUM CONSULTANTS 306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 (817) 336-2461
CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.